Exhibit 2.1
EXECUTION VERSION

AMENDMENT NO. 2
TO THE
AGREEMENT AND PLAN OF MERGER
Among
EQUITY OFFICE PROPERTIES TRUST,
EOP OPERATING LIMITED PARTNERSHIP,
BLACKHAWK PARENT LLC,
BLACKHAWK ACQUISITION TRUST
and
BLACKHAWK ACQUISITION L.P.
Dated as of January 24, 2007

          THIS AMENDMENT NO. 2 TO THE AGREEMENT AND PLAN OF MERGER, dated as of January 24, 2007 (this “Amendment”), is entered into by and among Equity Office Properties Trust, a Maryland real estate investment trust (the “Company”), EOP Operating Limited Partnership, a Delaware limited partnership (the “Operating Partnership”, and together with the Company, the “Company Parties”), Blackhawk Parent LLC, a Delaware limited liability company (“Parent”), Blackhawk Acquisition Trust, a Maryland real estate investment trust and a wholly-owned subsidiary of Parent (“MergerCo”), and Blackhawk Acquisition L.P., a Delaware limited partnership whose general partner is MergerCo (“Merger Partnership” and together with Parent and MergerCo, the “Buyer Parties”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement and Plan of Merger, dated as of November 19, 2006, as amended prior to the date of this Amendment, by and among the Company Parties and the Buyer Parties (the “Merger Agreement”).
          WHEREAS, the parties desire to amend the Merger Agreement so as to, among other things, increase the Company Common Share Merger Consideration from $48.50 to $54.00, increase the Operating Partnership Cash Merger Consideration from $48.50 to $54.00 and increase the liquidation preference of the Class H Preferred Units from $48.50 to $54.00;
          WHEREAS, the Board of Trustees of the Company, on behalf of the Company and on behalf of the Company on behalf of the Operating Partnership, and each of the Buyer Parties have approved this Amendment;
          WHEREAS, the Board of Trustees of the Company recommends the approval of the Merger Agreement, as amended by this Amendment, and the Company Merger by the Company’s shareholders; and
          WHEREAS, the parties have agreed to amend the Merger Agreement as provided in this Amendment.
          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
          1. Amendment of Section 3.01. The reference to “$48.50” in Section 3.01(c) of the Merger Agreement is hereby amended to be “$54.00”.
          2. Additional Representation and Warranty of the Company and the Operating Partnership. Section 4.19 of the Merger Agreement is hereby amended and restated in its entirety to read as follows:
          “(a) The Company has received an opinion of the Company Financial Advisor to the effect that as of November 19, 2006 (i) the Company Common Share Merger Consideration (as such term was defined in this Agreement as of November 19, 2006) to be received by the holders of the Company Common Shares is fair from a financial point of view to the holders of such shares, other than Parent and its affiliates, and (ii) the Operating Partnership Cash Merger Consideration (as such term was defined in this Agreement as of November 19, 2006) to be received by the holders of Class A Units (other than the Company or any of its Subsidiaries) is fair from a financial point of view

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to such holders (assuming such holders receive the Operating Company Merger Cash Consideration). The Company has made available to Parent a complete and correct copy of such opinion (or, if not delivered in writing to the Company prior to November 19, 2006, the Company will promptly make such opinion available to Parent upon receipt).
          (b) The Company has received an opinion of the Company Financial Advisor to the effect that, after giving effect to Amendment No. 2 to this Agreement, as of January 24, 2007, (i) the Company Common Share Merger Consideration to be received by the holders of the Company Common Shares is fair from a financial point of view to the holders of such shares, other than Parent and its affiliates, and (ii) the Operating Partnership Cash Merger Consideration to be received by the holders of Class A Units (other than the Company or any of its Subsidiaries) is fair from a financial point of view to such holders (assuming such holders receive the Operating Company Merger Cash Consideration). The Company has made available to Parent a complete and correct copy of such opinion (or, if not delivered in writing to the Company prior to January 24, 2007, the Company will promptly make such opinion available to Parent upon receipt).”
          3. Amendment of Section 5.07. Section 5.07(b) of the Merger Agreement hereby is amended and restated in its entirety to read as follows:
          “(b) Parent has provided to the Company a true, complete and correct copy of (i) an executed commitment letter from Blackstone Real Estate Partners V L.P. to provide Parent with equity financing in an aggregate amount of up to $3,650,000,000 (the “Equity Funding Letter”), (ii) an executed commitment letter (the “Equity Bridge Commitment Letter”) from Bear Stearns Commercial Mortgage, Inc., Goldman Sachs & Co. and BAS Capital Funding Corporation, which was joined by Morgan Stanley Mortgage Capital Inc. and Morgan Stanley Real Estate Special Situations Fund III, L.P. (the “Equity Bridge Providers”) pursuant to which, and subject to the terms and conditions thereof, the Equity Bridge Providers have committed to provide Parent with equity bridge financing in an aggregate amount of $3,500,000,000 (the “Equity Bridge Financing”) and (iii) an executed commitment letter (the “Debt Commitment Letter” and, together with the Equity Bridge Commitment Letter, the “Commitment Letters”) from Goldman Sachs Mortgage Company, Bear Stearns Commercial Mortgage, Inc. and Bank of America, N.A., which was joined by Citigroup Global Markets Realty Corp., Column Financial, Inc., German American Capital Corporation, Morgan Stanley Mortgage Capital Inc. and Wachovia Bank, National Association (the “Lenders”), as further amended on January 24, 2007, pursuant to which, and subject to the terms and conditions thereof, the Lenders have committed to provide Parent with financing in an aggregate amount of $31,400,000,000 (the “Debt Financing” and, together with the Equity Bridge Financing, the “Financing”). The Equity Funding Letter and the Commitment Letters are collectively referred to herein as the “Financing Commitments”, and the financing referred to in clauses (i), (ii) and (iii) in the preceding sentence being collectively referred to herein as the “Parent Financing”).”

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          4. Amendment to Section 5.07(c). All references in Section 5.07(c) to “the date hereof” and “the date of this Agreement” are amended to be to “January 24, 2007”.
          5. Amendment of Section 9.03. The reference to “$200,000,000” in Section 9.03(d) of the Merger Agreement is hereby amended to be “$500,000,000”.
          6. Annex A. Annex A to the Merger Agreement is hereby amended and restated in its entirety to read as set forth on Annex A to this Amendment.
          7. References to the Merger Agreement. After giving effect to this Amendment, each reference in the Merger Agreement to “this Agreement”, “hereof”, “hereunder” or words of like import referring to the Merger Agreement shall refer to the Merger Agreement as amended by this Amendment and all references in the Disclosure Schedules to “the Agreement” and “the Merger Agreement” shall refer to the Merger Agreement as amended by this Amendment.
          8. Construction. Except as expressly provided in this Amendment, all references in the Merger Agreement and the Disclosure Schedules to “the date hereof” and “the date of this Agreement” shall refer to November 19, 2006.
          9. Other Miscellaneous Terms. The provisions of Article X (General Provisions) of the Merger Agreement shall apply mutatis mutandis to this Amendment, and to the Merger Agreement as modified by this Amendment, taken together as a single agreement, reflecting the terms therein as modified hereby.
          10. No Further Amendment. Except as amended hereby, the Merger Agreement, shall remain in full force and effect. Nothing herein shall affect, modify or limit any waiver or consent granted by any party pursuant to the Merger Agreement, including those granted by Parent on behalf of itself and the other Buyer Parties pursuant to a letter agreement, dated January 19, 2007, between the Company and Parent. Each such waiver or consent remains in full force and effect.
[Signatures Appear on the Following Pages]

          IN WITNESS WHEREOF, the Company Parties and the Buyer Parties have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

EQUITY OFFICE PROPERTIES TRUST

By	/s/ Richard D. Kincaid
Name: Richard D. Kincaid
Title: President and Chief Executive Officer

EOP OPERATING LIMITED PARTNERSHIP
By:	Equity Office Properties Trust, its general partner

By	/s/ Richard D. Kincaid
Name: Richard D. Kincaid
Title: President and Chief Executive Officer

BLACKHAWK PARENT LLC

By:	/s/ Jonathan D. Gray
Name: Jonathan D. Gray
Title: Chief Executive Officer

BLACKHAWK ACQUISITION TRUST

By:	/s/ Jonathan D. Gray
Name: Jonathan D. Gray
Title: Chief Executive Officer

BLACKHAWK ACQUISITION L.P.

By:	Blackhawk Acquisition Trust, its sole general partner

By:	/s/ Jonathan D. Gray
Name: Jonathan D. Gray
Title: Chief Executive Officer
[SIGNATURE PAGE—AMENDMENT NO. 2 TO MERGER AGREEMENT]